UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

GLYCOMIMETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36177	06-1686563
(Commission	(IRS Employer
File No.)	Identification No.)

9708 Medical Center Drive

Rockville, MD 20850

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (240) 243-1201

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01          Regulation FD Disclosure.

On June 10, 2016, members of management of GlycoMimetics, Inc. (the “Company”) will present at the European Hematology Association 21st Congress in Copenhagen, Denmark using a poster showing data from the Phase 1 portion of the Company’s Phase 1/2 clinical trial of its novel E-selectin antagonist, GMI-1271, combined with induction chemotherapy, in patients with relapsed/refractory acute myeloid leukemia.  The Company also issued a press release regarding the data from the Phase 1/2 clinical trial and the presentation.

A copy of the poster to be used during the presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The information contained in this Item 7.01 and in the presentation furnished as Exhibit 99.1 and the press release furnished as Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01          Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
99.1	Poster for the European Hematology Association 21st Congress.

99.2	Press Release, dated June 10, 2016, “GlycoMimetics’ GMI-1271 yields high remission rates and favorable tolerability in Phase 1 Portion of Phase 1/2 clinical trial for AML.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLYCOMIMETICS, INC.

	By:	/s/ Brian M. Hahn
Date: June 10, 2016		Brian M. Hahn
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Poster for the European Hematology Association 21st Congress.

99.2	Press Release, dated June 10, 2016, “GlycoMimetics’ GMI-1271 yields high remission rates and favorable tolerability in Phase 1 Portion of Phase 1/2 clinical trial for AML.”